                                                                  EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors
Bitwise Designs, Inc. and Subsidiaries:


We consent to the incorporation by reference in the registration statements on Forms S-3 (No. 33-80917 and 333-05445) and Form S-8 (No. 333-23933) of Bitwise
Designs, Inc. of our report dated September 4, 1997, on our audit of the consolidated financial statements of Bitwise Designs, Inc. and Subsidiaries as of June 30, 1997, and for the year ended June 30, 1997, which report is included in this annual report on Form 10-KSB.



                                  /s/ Coopers & Lybrand L.L.P.




Albany, New York
September 26, 1997